UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2008

PGT, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of principal executive offices, including zip code)

(941) 480-1600
(Registrant’s telephone number, including area code)
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed solely to correct a typographical error in the dial-in number for the conference call referenced in the Current Report on Form 8-K dated April 30, 2008.  The correct number for the call in the U.S. and Canada is 877-397-0235.  All other information is unchanged and reflects the disclosures made at the time of the filing of the Current Report on Form 8-K dated April 30, 2008.

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2008, PGT, Inc. (the "Company") issued a press release announcing its unaudited condensed consolidated results of operations for the first quarter ended March 29, 2008 (the "Press Release"). Included as an exhibit to this current report on Form 8-K is a copy of the Press Release. In the Press Release, the Company utilized the non-GAAP financial measures and other items discussed in Appendix A hereto. Appendix A hereto (incorporated herein by reference) also contains certain statements of the Company's management regarding the use and purpose of the non-GAAP financial measures utilized therein. A reconciliation of the non-GAAP financial measures discussed in the Press Release to the comparable GAAP financial measures is attached to the Press Release.

The information in this current report on Form 8-K, including the information set forth on Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Forward-Looking Statement

Statements in this report and the attachment and exhibits hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc., on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements involving risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in Part 1, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 29, 2007 (File No. 000-52059) filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this report and the attachment and exhibits hereto are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, Inc.
Date: April 30, 2008
/s/ MARIO FERRUCCI III
Mario Ferrucci III
Vice President, Corporate Counsel, and Secretary

Appendix A

Use of Non-GAAP Financial Measures

The Press Release and the financial schedules attached thereto include financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income (loss), adjusted net income (loss) per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income (loss) consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income (loss) per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the company’s future earnings potential. However, these measures do not provide a complete picture of our operations. Therefore, net income (loss) and net income (loss) per share, on a GAAP basis, may need to be considered to get a comprehensive view of our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included on the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the company’s performance because they eliminate the effects of period to period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income (loss), adjusted net income (loss) per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income (loss), adjusted net income (loss) per share, EBITDA and adjusted EBITDA to GAAP net income (loss) are included in the financial schedules accompanying this release.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of PGT, Inc., dated April 30, 2008.